    As filed with the Securities and Exchange Commission on March 28, 2000.
                                                  REGISTRATION NO.  333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                            COMPASS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            6711                              63-0593897
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)

                              15 SOUTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35223
                                 (205) 933-3000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)



                            JERRY W. POWELL, ESQUIRE
                                 GENERAL COUNSEL
                            COMPASS BANCSHARES, INC.
                              15 SOUTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35233
                                 (205) 933-3960
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

        Approximate date of commencement of proposed sale to the public:
           As soon as practicable following the effective date of this
                             Registration Statement

                           --------------------------

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] No. 333-93507.
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                           --------------------------


                         CALCULATION OF REGISTRATION FEE


=============================== =================== ======================= ======================== =======================

     Title of each class            Amount to              Proposed                Proposed                Amount of
        of securities                   be             Maximum offering        maximum aggregate          registration
       to be registered           registered (1)       Price per share          offering price               fee(2)
------------------------------- ------------------- ----------------------- ------------------------ -----------------------
Common Stock, $2.00 par  value        42,321                  N/A                     N/A                    $0.00
=============================== =================== ======================= ======================== =======================


(1) The Registrant, Compass Bancshares, Inc. ("Compass"), previously filed a registration statement on Form S-4 (Commission File No. 333-93507) to cover 3,370,000 shares (the "Initial Shares") of Compass' common stock, $2.00 par value per share ("Compass Common Stock"), issuable in connection with the merger (the "Merger") of Compass Acquisition, Inc., a wholly-owned subsidiary of Compass with and into MegaBank Financial Corporation ("MegaBank"). Compass is filing this registration statement on Form S-4 pursuant to Rule 462(b) with respect to an additional 42,321 shares of Compass Common Stock issuable in connection with the Merger based upon calculation of the exchange ratio applicable to the Merger.

(2) Compass previously paid a registration fee of $20,326 in connection with the registration of the Initial Shares pursuant to Rule 457(f)(1) based on the average high and low sales prices of the MegaBank common stock as reported on the Nasdaq National Market on December 17, 1999, and the estimated maximum number of shares of MegaBank common stock (7,904,209) that may be converted into the shares of Compass Common Stock to be registered. Based on the average high and low sales prices ($8) of the MegaBank common stock as reported on the Nasdaq National Market on March 27, 2000, and the estimated maximum number of shares of MegaBank common stock (7,904,209) that may be converted into the shares of Compass Common Stock to be registered, the value of the transaction has decreased and no additional filing fee is required.

         This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

                           INCORPORATION BY REFERENCE

         Pursuant to Rule 462(b) of the Securities Act of 1933 and Instruction K to Form S-4, Compass Bancshares, Inc. hereby incorporates by reference the contents of its registration statement on Form S-4 (File No. 333-93507), as filed with the Commission on December 23, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 27, 2000.

                                       COMPASS BANCSHARES, INC.


                                       By: *
                                          -------------------------------------
                                           D. Paul Jones, Jr.
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                             TITLE                                   DATE
*                                          Director, Chairman and Chief                   March 27, 2000
--------------------------------                Executive Officer
D. Paul Jones, Jr.

*                                             Chief Financial Officer                     March 27, 2000
--------------------------------          (Principal Financial Officer)
Garrett R. Hegel

*                                           Chief Accounting Officer                      March 27, 2000
--------------------------------
Timothy L. Journy

*                                                   Director                              March 27, 2000
--------------------------------
Charles W. Daniel

*                                                   Director                              March 27, 2000
--------------------------------
W. Eugene Davenport

*                                                   Director                              March 27, 2000
--------------------------------
Marshall Durbin, Jr.

*                                                   Director                              March 27, 2000
--------------------------------
Tranum Fitzpatrick

*                                                   Director                              March 27, 2000
--------------------------------
Carl J. Gessler, Jr., M.D.

*                                                   Director                              March 27, 2000
--------------------------------
John S. Stein

*                                                   Director                              March 27, 2000
--------------------------------
Robert J. Wright


*By: /s/ Jerry W. Powell
    ----------------------------
       Jerry W. Powell
       Attorney-in-fact

                                       3

                      INDEX TO EXHIBITS

EXHIBIT NUMBER        DESCRIPTION OF EXHIBITS
--------------        -----------------------

      5 Opinion and consent of Jerry W. Powell, Esquire, as to the legality of the securities being registered

     23.1 Consent of KPMG LLP, Independent Certified Public Accountants--Compass Bancshares, Inc.

     23.2 Consent of Fortner, Bayens, Levkulich & Co., P.C., Independent Certified Public Accountants--MegaBank Financial Corporation

     24*              Power of Attorney


--------------------------
* Incorporated by reference to Compass Bancshares' Registration Statement on Form S-4, File No. 333-93507.

                                       4